UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Southern California Gas Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

555 West 5th Street Los Angeles, California, 90013

PLEASE VOTE THE ENCLOSED PROXY TODAY!

July 20, 2026

Dear Shareholder,

According to our latest records, we have not received your voting instructions for the Special Meeting of Shareholders of Southern California Gas Company (SoCalGas), which is to be held on Thursday, August 6, 2026. Your vote is extremely important, no matter how many shares you hold. If we do not receive your vote, we may need to postpone the Special Meeting and continue to request shareholder participation to seek the required approval levels for the important proposals being voted on at the meeting.

For the reasons set forth in the proxy statement for the Special Meeting, dated and sent to you on or about June 15, 2026, the Board of Directors recommends that you vote “FOR” these proposals. Please vote via the Internet or telephone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card.

If you need assistance voting your SoCalGas shares, please call D.F. King, which is providing assistance in connection with the Special Meeting, toll-free at (800) 769-7666. On behalf of management and your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Jason W. Egan

Corporate Secretary

THREE EASY WAYS TO VOTE BEFORE THE SPECIAL MEETING

Internet	Telephone	Mail

Use the Internet at www.proxyvote.com or scan the QR code included in your proxy materials	Call (800) 690-6903 in the U.S. and Canada	Mail your marked, dated and signed proxy card or voting instruction form